Exhibit 99.1

Boost Run Announces Date of Second Quarter 2026 Financial Results Conference Call

NORTHBROOK, Ill., Friday, August 7, 2026 (GLOBE NEWSWIRE) – Boost Run, Inc. (Nasdaq: BRUN), an NVIDIA Preferred Cloud Partner operating in adherence with NVIDIA Reference Architecture standards, plans to release its financial results for the second quarter ended June 30, 2026, pre-market on Friday, August 14, 2026. The company plans to host a conference call at 8:00 a.m. Eastern Time to discuss its second quarter 2026 results.

A press release highlighting the Company’s results along with supplemental financial results will be available at https://investors.boostrun.com/. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Friday, August 14, 2026

Time: 8:00 a.m. Eastern Time

Webcast: Here (live and replay)

About Boost Run, Inc.

Boost Run is an NVIDIA Preferred Cloud Provider that has also achieved NVIDIA Exemplar Cloud status on the NVIDIA Blackwell architecture. The Boost Run platform provides GPU compute, CPU nodes, managed Kubernetes orchestration, and shared storage through an intuitive management console and a robust API layer, enabling organizations to provision and scale resources across thousands of nodes in minutes. Enterprises rely on Boost Run to power their most demanding AI workloads with the performance, security, and reliability their operations require. Boost Run maintains SOC 2 Type II, HIPAA, ISO 27001, and ISO 27701 certifications at the operator level, and partners with data center facilities that uphold equivalent security and compliance standards.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Boost Run’s contracted revenue, free cash flow expectations, anticipated annualized recurring revenue, infrastructure expansion plans, and business outlook. These forward-looking statements are based on current expectations and assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (i) the Company’s ability to execute on contracted revenue; (ii) changes in customer demand or contract cancellations; (iii) supply chain disruptions, including GPU availability; (iv) the Company’s reliance on relationships with NVIDIA and other key partners; (v) general economic and market conditions, including interest rates and inflation; (vi) regulatory changes affecting the data center or AI industries; (vii) competition in the cloud infrastructure market; (viii) execution risks related to facility expansion and deployment; and (ix) other risks detailed in the Company’s filings with the Securities and Exchange Commission. Boost Run undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Contacts

The Blueshirt Group

Scott McCabe, Managing Director

Jennifer Ly, Director

(212) 871-3938

investors@boostrun.com

Media Contact

Boost Run, Inc.

(847) 489-3367

press@boostrun.com